UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2013, the QLogic Corporation Board of Directors (i) unanimously resolved to increase the number of directors from seven to eight in accordance with Article III, Section 2 of the Bylaws of the Company, and (ii) appointed Christine King to the Board of Directors. At this time, no decision has been made regarding which Board committees Ms. King will serve on.

Ms. King will be entitled to participate in the compensation arrangements available to non-employee directors of the Company as described in the Company’s most recent proxy statement relating to our August 2012 Annual Meeting. Pursuant to the Non-Employee Director Equity Award Program under the QLogic Corporation 2005 Performance Incentive Plan, upon her appointment Ms. King was granted a non-qualified stock option to purchase 24,814 shares of QLogic common stock at a per share exercise price of $10.59 and an award of 9,443 restricted stock units.

Item 8.01	Other Events.

On April 30, 2013, the Company issued a press release announcing the appointment of Christine King to the Board of Directors. A copy of the press release is attached hereto as an exhibit.

Item. 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1 Press Release, dated April 30, 2013, announcing the appointment of Christine King to the Board of Directors of QLogic Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

May 1, 2013	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer